     As filed with the Securities and Exchange Commission on May 18, 2001
                                                 Registration No. 333-________
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                       _________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          The Securities Act of 1933

                                C-COR.net Corp.
                       ---------------------------------
            (Exact name of registrant as specified in its charter)


             Pennsylvania                                24-0811591
   ---------------------------------             -------------------------
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)



           60 Decibel Road
     State College, Pennsylvania                              16801
------------------------------------------                  ----------
 (Address of Principal Executive Offices)                   (Zip Code)

               C-COR.net Corp.Stock Option Plan (For Employees
               ------------------------------------------------
                      of MobileForce Technologies, Inc.)
                      ----------------------------------
                           (Full title of the plan)

                  David A. Woodle, Chairman, President and CEO
                                C-COR.net Corp.
                                60 Decibel Road
                       State College, Pennsylvania 16801
                      -------------------------------------
                    (Name and address of agent for service)

                                (814) 238-2461
                      ----------------------------------
         (Telephone number, including area code, of agent for service)
                                with a copy to:
                          Robert C. Gerlach, Esquire
                    Ballard Spahr Andrews & Ingersoll, LLP
                        1735 Market Street, 51st Floor
                       Philadelphia, Pennsylvania 19103
                                (215) 665-8500

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

--------------------------------------------------------------------------
                                    Proposed      Proposed
Title of                            Maximum       Maximum
Securities        Amount            Offering      Aggregate     Amount of
to be             to be             Price Per     Offering      Registration
Registered        Registered (1)    Share         Price         Fee

---------------------------------------------------------------------------
Common Stock,
par value $.05    500,000           $8.98(2)     $4,490,000(2)    $1,122.50
per share         shares

---------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) this Registration Statement is deemed to cover an indeterminate amount of additional shares of C-COR.net Corp. Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c), the price shown is based upon the average of the high and low price of C-COR.net Corp. Common Stock on May 15, 2001, as reported on the Nasdaq National Market System.

         PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who participate in the C-COR.net Corp. Stock Option Plan (For Employees of MobileForce Technologies, Inc.)(the "Plan").

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

           The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by C-COR.net Corp. (the "Company") (File No. 0-10726) are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;
(2) the Company's Reports on Form 10-Q for the periods ended September 29, 2000, December 29, 2000 and March 30, 2001; (3) the Company's Reports on Form 8-K dated March 29, 2001 and May 11, 2001; (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 27, 1982 (as amended by Form 8-A/A filed with the Commission on July 3, 1990); and (5) the description of the Company's Series A Junior Participating Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on August 30, 1999.

           Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

           Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

           Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

           Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988 permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Article VII-Section 7-1 of the Company's bylaws provides that the Company shall indemnify any director or officer of the Company against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, including actions or suits by or in the right of the Company, by reason of the fact that he is or was a director or officer of the Company, its parent or any of its subsidiaries, or acted as a director or officer or in any other capacity on behalf of the Company, its parent or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          The Board of Directors by resolution may similarly indemnify any person other than a director or officer of the Company to the fullest extent now or hereafter permitted by law for liabilities incurred by him in connection with services rendered by him for or at the request of the Company, its parent or any of its subsidiaries.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

          Not applicable.

Item 8.  Exhibits.
         ---------

Number             Exhibit
------             -------

4 Specimen copy of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, File No. 333-49826)

5                  Opinion of Ballard Spahr Andrews & Ingersoll, LLP

15                 KPMG LLP letter re unaudited interim financial information

23.1               Consent of KPMG LLP

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5)

99 C-COR.net Corp. Stock Option Plan (For Employees of MobileForce Technologies, Inc.)

Item 9.  Undertakings.
         -------------

          A.  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of State College, Commonwealth of Pennsylvania, on May 18, 2001.

                                         C-COR.net Corp.


                                         By:  /s/ David A. Woodle
                                              ----------------------
                                         David A. Woodle
                                         Chairman, President and Chief
                                         Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                       Title                           Date
     ---------                                       -----                           ----
/s/ David A. Woodle                        Chairman, President and Chief           May 18, 2001
-----------------------------              Executive Officer and
David A. Woodle                            Director (Principal Executive
                                           Officer)

/s/ Christine Jack Toretti                 Director                                May 18, 2001
-----------------------------
Christine Jack Toretti

/s/ Donald M. Cook, Jr.                    Director                                May 18, 2001
-----------------------------
Donald M. Cook, Jr.

/s/ I.N. Rendall Harper, Jr.               Director                                May 18, 2001
-----------------------------
I.N. Rendall Harper, Jr.

/s/ John J. Omlor                          Director                                May 18, 2001
-----------------------------
John J. Omlor

/s/ Frank Rusinko, Jr.                     Director                                May 18, 2001
-----------------------------
Frank Rusinko, Jr.

/s/ James J. Tietjen                       Director                                May 18, 2001
-----------------------------
James J. Tietjen

/s/ Michael J. Farrell                     Director                                May 18, 2001
-----------------------------
Michael J. Farrell

/s/ William T. Hanelly                     Vice President -                        May 18, 2001
-----------------------------              Finance, Treasurer
William T. Hanelly                         and Secretary (Principal
                                           Financial Officer)


/s/ Joseph E. Zavacky                      Controller and                          May 18, 2001
-----------------------------              Assistant Secretary
Joseph E. Zavacky                          (Principal Accounting
                                           Officer)


                                 EXHIBIT INDEX


Number                Exhibit
------                -------

4 Specimen copy of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, File No. 333-49826)

5                     Opinion of Ballard Spahr Andrews & Ingersoll, LLP

15                    KPMG LLP letter re unaudited interim financial information

23.1                  Consent of KPMG LLP

23.2                  Consent of Ballard Spahr Andrews & Ingersoll, LLP
                      (included in Exhibit 5)

99 C-COR.net Corp. Stock Option Plan (For Employees of MobileForce Technologies, Inc.)

                                       6